Exhibit 23.3
CONSENT OF JOHN T. BOYD COMPANY

The undersigned hereby consents to the incorporation by reference in this Registration Statement on Form S-3 of Mammoth Energy Services, Inc. (the “Company”) and any amendment thereto, any related prospectus and any related prospectus supplement (the “Registration Statement”), of information relating to our technical report summary titled “Technical Report Summary, Frac Sand Resources and Reserves, Piranha and Taylor Mines” dated February 28, 2022 and related supplements thereto, including information contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, which report is incorporated by reference in the Registration Statement. We also consent to all references to us contained in the Registration Statement, including in the prospectus and any related prospectus supplement, under the heading “Experts,” with respect to our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the Securities and Exchange Commission).
Respectfully submitted,
JOHN T. BOYD COMPANY
By: /s/ Ronald L. Lewis
Name: Ronald L. Lewis
Title: Managing Director and COO
June 13, 2024